Exhibit 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE February 18, 2011

Angiotech Pharmaceuticals, Inc. Announces Execution of Settlement and License

Termination Agreement With Rex Medical, LP

Vancouver, BC, February 18, 2011 – Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”) today announced that its subsidiary, Angiotech Pharmaceuticals (US), Inc. (“Angiotech US”), has executed a Settlement and License Termination Agreement (the “Settlement Agreement”) with Rex Medical, LP (“Rex”), providing for the full and final settlement and/or dismissal of all claims (the “Settled Claims”) arising under the the License, Supply, Marketing and Distribution Agreement between Angiotech US and Rex, dated March 13, 2008 (as amended, the “Agreement”). The Agreement provides for, among other things, Angiotech US’s marketing, sale and distribution of the Option Inferior Vena Cava Filter (“Option”) on behalf of Rex.

The Settlement Agreement is in respect of certain disputes, including the preliminary injunction obtained by Rex in the United States District Court for the Southern District of New York (the “District Court”), and the arbitration proceedings as commenced by Rex on November 18, 2010.

On November 11, 2010, the Company announced that subsequent to various business discussions between the parties, Angiotech determined its need to deliver a notice to Rex, which stated Angiotech’s determination that in light of the Company’s recent and substantially changed business, operating and liquidity conditions, it would not be commercially reasonable for Angiotech, through Angiotech US, to continue under the existing terms of the Agreement. Subsequent to its receipt of such notice, Rex commenced arbitration proceedings on November 18, 2010, pursuant to which it alleged that Angiotech US wrongfully terminated the Agreement and was seeking monetary damages in excess of $3.0 million, as well as costs, fees and expenses in connection with the arbitration proceeding.

In addition, on November 19, 2010, Rex sought preliminary injunctive relief from the United States District Court for the Southern District of New York in aid of the arbitration. The District Court’s Decision and Order, released on December 2, 2010, enjoined Angiotech’s subsidiary, Angiotech Pharmaceuticals (US), Inc., from ceasing performance under the Agreement for a period of 180 days, or until the arbitration was concluded.

The Settlement Agreement includes the following principal significant terms: (i) the termination of the Agreement, at March 31, 2011 or at an earlier date if so elected by Rex, upon which Angiotech US will no longer market, sell and distribute Option; (ii) a payment in the amount of $1.5 million, to be made to Rex within five business days of the effective date of the Settlement Agreement, which is the first business day following receipt of approval of the Supreme Court of British Columbia to make such payment in respect of Angiotech’s ongoing CCAA proceedings, in final and full payment and settlement of all claims, all royalties due under the Agreement relating to sales of Option recorded by Angiotech US prior to January 1, 2011, and all milestone payments due or that may come due to Rex under the Agreement now or in the future; and (iii) the delivery to Rex of certain materials relating to the marketing and sale of Option.

The Settlement Agreement will be filed by the Company on both SEDAR and EDGAR, and the description of the Settlement Agreement contained in this press release is qualified by the full text of the Settlement Agreement.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2011 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; uncertainty involved in Court proceedings and the implementation of the Plan under the CCAA; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly reports during the year 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2011 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Carrie Oughton

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com